EXHIBIT 7.3


February 6, 2001

Commodore Environmental Services, Inc.
150 East 58th Street, Suite 3400
New York, NY 10158


Dear Sirs:

       The undersigned stockholder (the "Stockholder") hereby irrevocably undertakes, as long as it holds the shares of common stock, par value $.01 per share (the "Common Stock"), of Commodore Environmental Services, Inc., a Delaware company (the "Company") set forth on Annex A hereto (the "Covered Shares"), to abstain from exercising its right to vote (or give written consent with respect to) such Covered Shares on any and all matters which may be presented for the vote (or consent) of the stockholders of the Company.

      Further, the Stockholder represents that it has no intention of exercising control over the Company, regardless of the number of shares of Common Stock held by the Stockholder.

      Sincerely,

      Caisse Regionale de Credit Agricole Mutuel de la
      Charente Maritime Deux Sevres

      By: /s/ Derouault Yves
         -----------------------
      Name:  Derouault Yves
      Title: Directeur Financier


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                                     ANNEX A

16,800,000 shares currently pledged to Stockholder as follows:

--------------------
Certificate Number
--------------------
       8416
--------------------
       8417
--------------------
       8418
--------------------
       8419
--------------------
       8420
--------------------
       8421
--------------------
       8422
--------------------
       8423
--------------------
       8424
--------------------
       9017
--------------------
       9030
--------------------